Exhibit 99.1
                        Press Release Dated July 2, 2004


                                  July 2, 2004
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    Farmers Capital Bank Corporation Completes Acquisition of Citizens Bank
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                                (Kentucky), Inc.
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Farmers  Capital Bank  Corporation,  ("Farmers") has announced that the required approvals from the appropriate regulatory authorities have been received and that the acquisition of Citizens Bank (Kentucky), Inc. in Georgetown, Kentucky has been completed. Citizens Bank had total deposits of $67,000,000 as of March 31, 2004 and operates five Kentucky locations in Georgetown, Owingsville and Sharpsburg.


Farmers, a financial holding company headquartered in Frankfort, Kentucky that operates 23 banking locations in 13 communities throughout Kentucky, a leasing company, a data processing company, and an insurance agency, had total deposits of $1,028,000,000 as of March 31, 2004. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) Small Cap Market tier, under the symbol FFKT.